Evolus Provides Update on United States International Trade Commission (ITC) Case

Section 337 Violation Partially Affirmed by ITC

Jeuveau® Sales and Marketing Continue Under Bond

All Options Under Review to Resolve Legal Dispute

Newport Beach, Calif., December 16, 2020 – Evolus, Inc. (NASDAQ: EOLS) today announced that the United States International Trade Commission (ITC) has issued its final determination in the action brought by Allergan and Medytox against Daewoong and Evolus. In its notice, the ITC affirmed in part the initial determination of the Administrative Law Judge (ALJ) finding a violation of Section 337 of the Tariff Act of 1930 as it relates to certain manufacturing processes. However, the ITC reversed the ALJ’s finding that a trade secret exists with respect to Medytox’s bacterial strain. The Commission issued orders preventing the import, sale and marketing of Jeuveau® in the United States for 21 months, reduced from the 10-year recommendation by the ALJ in July 2020. Today’s decision is not final until the 60-day presidential review period is complete during which time the Company plans to fund a bond to allow for the continued sales and marketing of Jeuveau® in the United States.

“There’s no immediate impact to the availability of Jeuveau® in the United States. We will now focus on overturning the decision by mobilizing interested parties close to this matter through the presidential review process,” said David Moatazedi, President and Chief Executive Officer of Evolus. “We recognize it has been a challenging time for employees and customers and I want to thank you for standing with us while we continue to try to resolve this matter. In my experience, it’s uncommon for intellectual property disputes to result in a pharmaceutical product being restricted from the market. We remain committed to finding a resolution to this legal matter, including reasonable settlement terms with Allergan’s new owner, AbbVie, and Medytox.”

About the Commission’s Orders

The ITC issued two orders 1) a limited exclusion order prohibiting the importation of Jeuveau® into the United States for a period of 21 months and 2) a cease and desist order preventing the Company from, among other things, selling, marketing, or promoting such imported Jeuveau® in the United States for a period of 21 months.

About Evolus, Inc.

Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus' unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

Jeuveau® is a registered trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

Evolus, Inc. Contacts:

Investor Contact:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Media Contact:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com

Forward-Looking Statements

This statement contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements related to our plans to fund a bond and the amount of the bond to allow for the continued sales and marketing of Jeuveau® during the presidential review process and our plans to pursue all options, including to overturn the ITC decision, seek indemnification from Daewoong and resolve the ITC action through a settlement with all the parties involved.

Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to successfully have the ITC decision modified or reversed during the presidential review or in appealing the final determination, the possibility that any final decision following the presidential review or other appeal may still result in restrictions on our ability to import and market Jeuveau® in the United States, the potential declaration of an event of default by Oxford Finance and exercise of its remedies as a result of the ITC determination, the impact of the final ITC determination or any modification following any presidential review or appeal on our ability to generate revenue and continue as a going concern, the significant expense and management distraction that could result from pursuing options to overturn the ITC decision and seek indemnification from Daewoong, the possibility that Daewoong may be unable to meets its indemnification obligations or that any recovery we receive from Daewoong will not be sufficient to address all of our losses, costs, expenses, liabilities and damages, and the possibility that we may be required to seek protection under the bankruptcy laws, including a possible liquidation of our assets, or may be forced to reduce, significantly restructure or discontinue our operations. Additional risks and uncertainties related to Evolus and our business include the continued impact of COVID-19 on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as filed with the Securities and Exchange Commission on October 29, 2020, which is available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.